UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 30, 2010, Autobytel Inc. (“Company”) entered into a Standstill and Voting Agreement (“Standstill Agreement”) with Artis Capital Management, L.P. ("Artis Capital"), various investment funds managed by Artis Capital ("Artis Funds"), and certain direct and indirect beneficial holders of the beneficial holders of the Company's common stock (collectively, "Stockholders").

Background

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on June 2, 2010, the Company entered into a Tax Benefit Preservation Plan with Computershare Trust Company, N.A., as rights agent, effective as of May 26, 2010 (“Plan”). The summary description of the Plan in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on June 2, 2010.

The Board of Directors of the Company (“Board”) adopted the Plan to protect stockholder value by preserving important tax assets.  The Company has generated substantial net operating loss carryforwards and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations.  However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period.  The Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382.

The Plan is intended to deter any “Person” (as defined in the Plan) from becoming an “Acquiring Person” (as defined in the Plan) and thereby jeopardizing the Company’s Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all “Affiliates” (as defined in the Plan) of such Person, that becomes the “Beneficial Owner” (as defined in the Plan) of 4.90% (“Plan Limit”) or more of the Company’s outstanding “Common Stock” (as defined in the Plan).  Under the Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company.  The Board does not have any obligation, implied or otherwise, to grant such an exemption under the Plan (“Plan Exemption”).

On November 15, 2010, Artis Capital filed a Form 13F with the SEC reporting, among other things, that as of September 30, 2010, Artis Capital held sole voting authority over 2,496,825, shares of the Company’s common stock.  This represented approximately 5.5% of the Company’s outstanding common stock. Artis Capital subsequently informed the Company that the shares were held by Artis Funds and that as of November 30, 2010, Artis Capital and its affiliates, including the Artis Funds, Beneficially Owned shares representing approximately 7% of the Company’s outstanding common stock.

Artis Capital represented to the Company that its acquisition of shares in excess of the Plan Limit was inadvertent and requested that the Board consider exercising its discretionary authority under the Plan to deem Artis Capital and its Affiliates not to be an Acquiring Person because the acquisition of Beneficial Ownership of shares of Common Stock by Artis Capital and its Affiliates (as defined in the Plan) would not be likely to directly or indirectly limit the availability to the Company of the Tax Benefits or was otherwise is in the best interests of the Company.  The Board considered Artis Capital’s request, and based on the facts and circumstances of Artis Capital’s holdings of its shares of Common Stock and the Board's determination that a change in ownership of the Company for purposes of Section 382 had likely not occurred by reason of the Stockholders’ acquisition of shares in excess of the Plan Limit, granted the Stockholders a Plan Exemption, subject to and in reliance upon the Stockholders providing the Company representations regarding the economic ownership of the shares of Common Stock held by the Stockholders and the investors in the Artis Funds and entering into and remaining in compliance with the terms and conditions of the Standstill Agreement to, among other things, prevent the Stockholders from taking further actions that may result in a change in ownership of the Company for purposes of Section 382.  However, it is possible that the Internal Revenue Service could challenge the Company's position that a change of ownership has not occurred for purposes of Section 382, and as a result, the availability of the Company's use of its Tax Benefits could be limited.  In addition, the Board considered the adverse impact on the trading price for the Company’s Common Stock that might result from requiring the Stockholders to sell a sufficient number of shares to fall below 4.9% of the outstanding Common Stock, particularly in light of the Company’s pending NASDAQ Global Stock Market continued listing requirement deficiency notice related to the trading price of the Company’s Common Stock.

Brief Description of the Standstill Agreement

This summary description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Under the Standstill Agreement, the Stockholders agreed (i) that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholders shall vote (or cause to be voted) any and all shares of Common Stock in excess of the Plan Limit Beneficially Owned by the Stockholders (“Voting Shares”) in accordance with the recommendations of, or instructions provided by, the Board; and (ii) granted representatives of the Company proxies to vote the Voting Shares in accordance with such instructions.

In addition to the foregoing voting agreement and proxies, the Stockholders agreed that they will not, in any manner, directly or indirectly, (except (i) pursuant to a negotiated transaction approved by the Board; (ii) as may otherwise be approved by the Board; or (iii) as may otherwise be permitted by the Standstill Agreement):

•
make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of any securities of the Company or any securities of any subsidiary or other Affiliate or Associate (as defined in the Plan) of the Company, (ii) any Company Acquisition Transaction (as defined in the Standstill Agreement), or (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company, or take any action which might force the Company to make a public announcement regarding any of these types of matters;

•	nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;

•	request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of standstill provisions of the Standstill Agreement;

•	agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in the standstill provisions of the Standstill Agreement;

•	assist, induce or encourage any other person to take any action referred to in the standstill provisions of the Standstill Agreement; or

•	enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in the standstill provisions of the Standstill Agreement.

The Standstill Agreement allows the Stockholders as a group to acquire Beneficial Ownership of additional shares of Common Stock (“Additional Shares”) as long as (i) the Beneficial Ownership of the Stockholders as a group does not exceed 9.9% of the Company’s outstanding Common Stock at the time of the acquisition of Beneficial Ownership of the Additional Shares; (ii) the Stockholders have complied with and are in compliance with all of the provisions of the Standstill Agreement at all times prior to and as of the acquisition of any Additional Shares; and (iii) the acquisition of Additional Shares would not result in any one Stockholder, its Affiliates or any investors in the Artis Funds or the Stockholders, their Affiliates or any investors in the Artis Funds, as a group being a “5% shareholder” of the Company for purposes of Section 382.  In addition, in the event any person other than a Stockholder or any Affiliate or Associate of any Stockholder shall have commenced any tender offer constituting a Company Acquisition Transaction independent of any action of or participation by any Stockholder or any Affiliate or Associate of any Stockholder, a Stockholder shall not be deemed to participate in such tender offer by tendering the Stockholder’s shares of Common Stock in such tender offer as long as (i) no Stockholder nor any Affiliate or Associate of any Stockholder has otherwise engaged in any actions prohibited by the standstill provisions of the Standstill Agreement and (ii) no Stockholder

nor any Affiliate or Associate of any Stockholder is at such time otherwise in breach of the Standstill Agreement. Finally, a Stockholder shall not be deemed to be in breach of the standstill provisions of the Standstill Agreement solely by reason of a Stockholder voting its non-Voting Shares (or soliciting a proxy, agreement or understanding from another Stockholder regarding the voting of its non-Voting Shares) as long as (i) no Stockholder nor any Affiliate or Associate of any Stockholder has otherwise engaged in any actions prohibited by the standstill provisions of the Standstill Agreement and (ii) no Stockholder nor any Affiliate or Associate of any Stockholder is at such time otherwise in breach of the Standstill Agreement.

During the term of the Standstill Agreement, (i) no transfers of shares of Common Stock between and among Stockholders shall be permitted if, as a result of any such transfer, any Stockholder shall become the Beneficial Owner of shares of Common Stock in an amount that would result in such Stockholder being a “5% shareholder” of the Company for purposes of Section 382; (ii) no Stockholder will permit any investor in an Artis Fund to acquire interests in any other Artis Fund if as a result of such acquisition such investor would become a “5% shareholder” of the Company for purposes of Section 382; and (iii) no Stockholder will sell or otherwise transfer any Beneficial Ownership in any shares of Common Stock to any person not a party to the Standstill Agreement except (1) in open market transactions on the NASDAQ Global Stock Market or on such principal stock exchange as the Common Stock is then listed for trading; or if the Common Stock is not listed on any stock exchange at the time, then in transactions effected through  trading on an inter-dealer quotation system if the Common Stock is then quoted on such a system, and if not, then through trading on over-the-counter bulletin boards or “pink sheets”; or (2) in private transactions and only if any such private transaction is not to any person or group who the Stockholder reasonably believes after due inquiry Beneficially Owns or as a result of such transaction would Beneficially Own more than 4.9% of the then outstanding Common Stock.

The Standstill Agreement will remain in effect until the earliest to occur of the following (as a result of which the Standstill Agreement shall immediately terminate) (i) at any time by written consent of each of the Stockholders and the Company; (ii) automatically upon the termination of the Plan whether by the Board or upon its own terms, unless a substitute or successor tax benefit preservation or other stockholder rights plan is implemented, in which case the Standstill Agreement shall not terminate; (iii) upon the delivery to the Company of a certification executed by an authorized officer of each of the Stockholders, certifying that the Stockholders (together with their Affiliates and Associates) collectively Beneficially Own less than 4.9% of the then-outstanding shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

     (d)        Exhibits

10.1
Standstill and Voting Agreement, effective as of November 30, 2010, by and between Autobytel Inc. and Artis Capital Management, Inc., Artis Capital Management, L.P., and certain of its affiliates and subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary
Date:  December 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Standstill and Voting Agreement, effective as of November 30, 2010, by and between Autobytel Inc. and Artis Capital Management, Inc., Artis Capital Management, L.P., and certain of its affiliates and subsidiaries